Exhibit 32.2

CHIEF FINANCIAL OFFICER
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES–OXLEY ACT OF 2002

          In connection with the Quarterly Report of Playtex Products, Inc. (the “Company”) on Form 10–Q for the period ending September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kris J. Kelley, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes–Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 3, 2006	By:	/S/ KRIS J. KELLEY

Kris J. Kelley
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)